EXHIBIT 99.1

FOR IMMEDIATE RELEASE
APRIL 13, 2010

Media Contact:	Jill McMillan, Director, Public & Industry Affairs Phone: (214) 721-9271 Jill.McMillan@CrosstexEnergy.com

CROSSTEX TO PRESENT MAY 12 AT
NATIONAL ASSOCIATION OF PUBLICLY TRADED PARTNERSHIPS
2010 MLP INVESTOR CONFERENCE

DALLAS, April 13, 2009 – Crosstex Energy, L.P. (NASDAQ: XTEX) (the Partnership) and Crosstex Energy, Inc. (NASDAQ: XTXI) (the Corporation) announced today that Barry E. Davis, President and Chief Executive Officer, will present at the National Association of Publicly Traded Partnerships (NAPTP) 2010 MLP Investor Conference in Greenwich, Connecticut, at 2:15 p.m. Eastern time on Wednesday, May 12.

Interested parties can listen to a live Web cast of the presentation and download the related presentation material by visiting the company’s Web site at www.crosstexenergy.com. Click on the Investors page of either Crosstex Energy, L.P. or Crosstex Energy, Inc. A replay will be archived on the Web site shortly after the discussion is concluded and will be available for 30 days.

Crosstex officers William W. Davis, Executive Vice President and Chief Financial Officer, and Michael Garberding, Senior Vice President, Finance and Corporate Development, also will attend the conference and meet with investors.

About the Crosstex Energy Companies

Crosstex Energy, L.P., a midstream natural gas company headquartered in Dallas, operates approximately 3,300 miles of pipeline, nine processing plants and three fractionators. The Partnership currently provides services for 3.2 billion cubic feet of natural gas per day, or approximately six percent of marketed U.S. daily production.

Crosstex Energy, Inc. owns the two percent general partner interest, a 25 percent limited partner interest and the incentive distribution rights of Crosstex Energy, L.P.

Additional information about the Crosstex companies can be found at www.crosstexenergy.com.

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